Exhibit 99.1
PCTEL Posts $14.1 Million in First Quarter Revenue from Continuing Operations
Bloomingdale, IL April 30, 2009 — PCTEL, Inc. (NASDAQ: PCTI), a leader in propagation and optimization solutions for the wireless industry, announced results for the first quarter ended March 31, 2009.
First Quarter Financial Highlights — Continuing Operations
•	$14.1 million in revenue from continuing operations for the quarter, a decrease of 23% over the same period last year.

•	GAAP Gross Profit Margin from continuing operations of 47%, as compared to 48% for the same period last year.

•	Non-GAAP Gross Profit Margin is 48%, unchanged from the same period last year.

•	GAAP Operating Margin from continuing operations of a negative (17) % as compared to a positive 2% in the same period last year. The current quarter includes a $1.3 million (9%) goodwill impairment charge, representing all of the company’s remaining goodwill, including $922,000 related to the recent Wi-Sys acquisition. The charge was caused by goodwill impairment accounting rules as they relate to the total company’s market capitalization versus book value, and not the profitability of the underlying operations.

•	Non-GAAP Operating Margin from continuing operations of 3% versus 13% in the same period last year. The Company’s reporting of non-GAAP operating margin excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions.

•	GAAP net loss from continuing operations of $(1.6) million for the quarter, or $(0.09) per diluted share, compared to a net income of $475,000, or $0.02 per share for the same period in 2008.

•	Non-GAAP net income from continuing operations of $451,000 for the quarter, or $0.03 per diluted share compared to $2.7 million of net income, or $0.13 per diluted share, for the same period in 2008. The Company’s reporting of non-GAAP net income excludes expenses for restructuring, gain or loss on sale of assets, stock based compensation, amortization and impairment of intangible assets and goodwill related to the Company’s acquisitions, and non-cash related income tax expense.

•	$77 million of cash, short term investments, and long term investments at March 31, 2009, compared to $78 million at December 31, 2008. During the quarter, the Company spent $2 million for the purchase of Wi-Sys, a Canadian based antenna company, and generated approximately $1 million in cash and investments from all other activities. The Company repurchased approximately 20,000 shares of its common stock during the first quarter at an average price of $4.26. The company has approximately $4.9 million remaining under previously authorized share repurchase programs.
“The first quarter revenue reflects the challenging economic environment that is constraining both Enterprise and Public Carrier spending on infrastructure growth and maintenance,” said Marty Singer, PCTEL’s Chairman and CEO. “To some extent, we anticipated this downturn and moderated our spending in mid-2008. Our cost structure and relatively stable gross margins permitted us to generate a small profit and, more importantly, positions the company to benefit from modest improvements in the broader economy. We continue to invest aggressively in our product lines in anticipation of stronger markets in the future,” added Singer.
The Company completed the sale of its Mobility Solutions Group (MSG) in January, 2008. The Company’s financial statements reflect MSG as a discontinued operation.
CONFERENCE CALL / WEBCAST
PCTEL’s management team will discuss the Company’s results today at 5:30 PM ET. The call can be accessed by dialing (877) 693-6682 (U.S. / Canada) or (706) 679-6397 (International) conference ID: 92164464. The call will also be webcast at http://investor.pctel.com/events.cfm.
REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (800) 642-1687 (U.S./Canada), or International (706) 645-9291 conference ID: 92164464.
About PCTEL
PCTEL, Inc. (NASDAQ: PCTI), is a global leader in propagation and optimization solutions for the wireless industry. The company designs and develops software-based radios for wireless network optimization and develops and distributes innovative antenna solutions. The company’s SeeGull® scanning receivers, receiver-based products and CLARIFY® interference management solutions are used to measure, monitor and optimize cellular networks. PCTEL’s MAXRAD® Bluewave™ and Wi-Sys™ antenna solutions address public safety, military, and government applications; SCADA, Health Care, Energy, Smart Grid, and Agricultural applications; Indoor Wireless, Wireless Backhaul, and Cellular applications. Its portfolio includes a broad range of WiMAX antennas, WiFi antennas, Land Mobile Radio antennas, and GPS antennas that serve innovative applications in telemetry, RFID, in-building, fleet management, and mesh networks. PCTEL provides parabolic antennas, ruggedized antennas, yagi antennas, and other high performance antennas for many applications. PCTEL’s products are sold worldwide through direct and indirect channels. For more information, please visit the company’s web sites www.pctel.com, www.antenna.com, www.antenna.pctel.com, or www.rfsolutions.pctel.com.

PCTEL Safe Harbor Statement
This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements regarding PCTEL’s momentum and opportunities for growth in the future is a forward-looking statement within the meaning of the safe harbor. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the ability to successfully grow the wireless products business and the ability to implement new technologies and obtain protection for the related intellectual property. These and other risks and uncertainties are detailed in PCTEL’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.
For further information contact:

John Schoen CFO PCTEL, Inc. (630) 372-6800	Jack Seller Public Relations PCTEL, Inc. (630)372-6800	Mary McGowan Investor Relations Summit IR Group (408) 404-5401

	jack.seller@pctel.com	mary@summitirgroup.com

PCTEL Inc.
Consolidated Condensed Balance Sheets
(unaudited, in thousands except per share amounts)

	March 31,	December 31,
	2009	2008
ASSETS

Cash and cash equivalents	$35,891	$44,766
Short-term investment securities	27,010	17,835
Accounts receivable, net of allowance for doubtful accounts of $138 and $121, respectively	9,966	14,047
Inventories, net	10,614	10,351
Deferred tax assets, net	1,148	1,148
Prepaid expenses and other assets	2,962	2,575

Total current assets	87,591	90,722

Property and equipment, net	12,476	12,825
Long-term investment securities	14,319	15,258
Goodwill	—	384
Other intangible assets, net	5,428	5,240
Deferred tax assets, net	10,151	10,151
Other noncurrent assets	929	926

TOTAL ASSETS	$130,894	$135,506

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$1,141	$2,478
Accrued liabilities	4,428	6,198

Total current liabilities	5,569	8,676

Long-term liabilities	1,482	1,512

Total liabilities	7,051	10,188

Stockholders’ equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 18,837,866 and 18,236,236 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	19	18
Additional paid-in capital	137,957	137,930
Accumulated deficit	(14,189)	(12,639)
Accumulated other comprehensive income	56	9

Total stockholders’ equity	123,843	125,318

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$130,894	$135,506

The accompanying notes are an integral part of these consolidated financial statements.

PCTEL, Inc.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share information)

	Three Months Ended
	March 31,
	2009	2008
CONTINUING OPERATIONS
REVENUES	$14,139	$18,300
COST OF REVENUES	7,468	9,534

GROSS PROFIT	6,671	8,766

OPERATING EXPENSES:
Research and development	2,688	2,186
Sales and marketing	2,083	2,763
General and administrative	2,533	2,772
Amortization of other intangible assets	554	440
Restructuring charges	154	377
Impairment of goodwill	1,306	—
Gain on sale of assets and related royalties	(200)	(200)

Total operating expenses	9,118	8,338

OPERATING INCOME (LOSS) FROM CONTINUING OPERATIONS	(2,447)	428
Other Income, net	165	784

INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND DISCONTINUED OPERATIONS	(2,282)	1,212
Provision (benefit) for income taxes	(731)	737

NET INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,551)	475

DISCONTINUED OPERATIONS
NET INCOME FROM DISCONTINUED OPERATIONS, NET OF TAX PROVISION	—	36,693

NET INCOME (LOSS)	($1,551)	$37,168

Basic Earnings per Share:
Income (Loss) from Continuing Operations	($0.09)	$0.02
Income from Discontinued Operations	$0.00	$1.80
Net Income (Loss)	($0.09)	$1.82

Diluted Earnings per Share:
Income (Loss) from Continuing Operations	($0.09)	$0.02
Income from Discontinued Operations	$0.00	$1.80
Net Income (Loss)	($0.09)	$1.82

Weighted average shares — Basic	17,545	20,426
Weighted average shares — Diluted	17,545	20,426
The accompanying notes are an integral part of these consolidated financial statements.

Reconciliation GAAP To non-GAAP Results Of Operations
(unaudited, in thousands except per share information)
Reconciliation of GAAP operating income from continuing operations to non-GAAP operating income from continuing operations (a)

	Three Months Ended March 31,
	2009	2008

Operating Income (Loss) from Continuing Operations	($2,447)	$428

(a) Add:
Amortization of intangible assets	554	440
Restructuring charges	154	377
Impairment of goodwill	1,306	—
Stock Compensation:
-Cost of Goods Sold	112	92
-Engineering	139	154
-Sales & Marketing	138	154
-General & Administrative	430	749

	2,833	1,966

Non-GAAP Operating Income	$386	$2,394

% of revenue	2.7%	13.1%
Reconciliation of GAAP net income from continuing operations to non-GAAP net income from continuing operations (b)

	Three Months Ended March 31,
	2009	2008

Net Income (Loss) from Continuing Operations	($1,551)	$475

Add:
(a) Non-GAAP adjustment to operating income (loss)	2,833	1,966
(b) Income Taxes	(831)	222

	2,002	2,188

Non-GAAP Net Income	$451	$2,663

Basic Earnings per Share:
Income from Continuing Operations	$0.03	$0.13

Diluted Earnings per Share:
Income from Continuing Operations	$0.03	$0.13

Weighted average shares — Basic	17,545	20,426
Weighted average shares — Diluted	17,671	20,426
This schedule reconciles the company’s GAAP operating income and GAAP net income from continuing operations to its non-GAAP operating income and non-GAAP net income from continuing operations. The company believes that presentation of this schedule provides meaningful supplemental information to both management and investors that is indicative of the company’s core operating results and facilitates comparison of operating results across reporting periods. The company uses these non-GAAP when evaluating its financial results as well as for internal planning and forecasting purposes. These non-GAAP measures should not be viewed as a substitute for the company’s GAAP results.

(a)	These adjustments reflect stock based compensation expense, amortization of intangible assets, restructuring charges and impairment charges

(b)	These adjustments include the items described in footnote (a) as well as the non-cash income tax expense